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                          NEWS RELEASE
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Home Bancorp                          Date     September 17, 1997
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132 EAST BERRY STREET  P.O. BOX 989   Contact  W. Paul Wolf
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FORT WAYNE, INDIANA 46801-0989
PHONE:  (219) 422-3502
FAX:  (219) 426-7027


                     HOME BANCORP ANNOUNCES
                     MODIFICATION OF BYLAWS

FORT WAYNE, INDIANA, September 17, 1997 -- W. Paul Wolf, President and Chief Executive Officer of Home Bancorp (Nasdaq: "HBFW") announced today that the Corporation amended its bylaws to add a director qualification provision.

     "As a locally oriented financial institution, we believe it is essential that our directors have an intimate knowledge of our market area in order to serve the needs of our community. This amendment will ensure that our directors remain knowledgeable and committed to our mission of service to the Fort Wayne, Indiana area."

     Home Loan Bank, fsb, established in 1893, the wholly owned subsidiary of Home Bancorp, currently operates nine full service banking offices, two of which are located in Decatur and New Haven and seven of which are located in Fort Wayne, Indiana. Home Loan Bank, fsb deposits are insured by the Federal Deposit Insurance Corporation.




                          Holding Company for Home Loan Bank